CENTRAL GARDEN & PET ANNOUNCES Q2 FISCAL 2024 FINANCIAL RESULTS

Fiscal 2024 Q2 net sales of $900 million compared to $909 million a year ago
Fiscal 2024 Q2 GAAP EPS of $0.93 vs. $0.72 a year ago, Non-GAAP EPS of $0.99
Maintains outlook for fiscal 2024 non-GAAP EPS of $2.00 or better ($2.50 or better before the February 2024 stock dividend)

WALNUT CREEK, Calif. – Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) (“Central”), a market leader in the Pet and Garden industries, today announced financial results for its fiscal 2024 second quarter ended March 30, 2024.
“We delivered a solid second quarter with earnings per share well ahead of prior year. We are particularly pleased with the progress on our Cost and Simplicity program,” said Beth Springer, Interim CEO of Central Garden & Pet. “With a large part of the garden season still in front of us and some continuing external challenges, we are maintaining our outlook for the fiscal year. Importantly, our teams remain focused on executing our long-term strategy.”
Fiscal 2024 Second Quarter Financial Results
Net sales were $900 million compared to $909 million a year ago, a decrease of 1%. Organic net sales also decreased 1%.
Gross profit was $279 million compared to $260 million in the prior year. Non-GAAP gross profit was $281 million. Gross margin increased 240 basis points to 31.0% compared to 28.6%. Non-GAAP gross margin was 31.3%. Both segments benefited from prior year projects made under Central's Cost and Simplicity program including the sale of the independent garden channel distribution business and exit of some private label pet bed product lines, as well as moderating inflation.
Operating income was $93 million compared to $78 million a year ago, an increase of 20%. On a non-GAAP basis, operating income was $99 million. Operating margin increased 180 basis points to 10.4% compared to 8.6%. On a non-GAAP basis, operating margin was 11.0%. The increase was driven by improved gross margin.
Net interest expense was $11 million compared to $15 million a year ago driven by higher interest income from higher cash balances and higher interest rates.

Net income was $62 million compared to $48 million a year ago, an increase of 29%. On a non-GAAP basis, net income was $66 million. Earnings per share were $0.93 compared to $0.72, an increase of $0.21. On a non-GAAP basis, earnings per share were $0.99. Adjusted EBITDA was $124 million compared to $107 million a year ago.
The effective tax rate was 23.4% compared to 23.9% in the prior year.
Pet Segment Fiscal 2024 Second Quarter Results
Net sales for the Pet segment were $480 million compared to $475 million in the prior year, an increase of 1% driven by growth in Consumables businesses and the recent TDBBS acquisition. Organic net sales decreased 3% excluding the impact of TDBBS.
Pet segment operating income was $63 million compared to $55 million a year ago, an increase of 13%. Operating margin increased 140 basis points to 13.0% compared to 11.6% driven by improved gross margin. Pet segment adjusted EBITDA was $74 million compared to $66 million in the prior year.
Garden Segment Fiscal 2024 Second Quarter Results
Net sales for the Garden segment were $420 million compared to $434 million a year ago, a decrease of 3%. Organic net sales increased 2% excluding the impact of the sale of the independent garden channel distribution business. Growth in Live Plants, Grass Seed and Controls & Fertilizer more than offset lower sales in Wild Bird.
Garden segment operating income was $57 million compared to $50 million in the prior year, an increase of 15%. On a non-GAAP basis, operating income was $62 million. Operating margin increased 220 basis point to 13.6% compared to 11.4%. On a non-GAAP basis, operating margin was 14.8%. The increase was driven by improved gross margin. Garden segment adjusted EBITDA was $73 million compared to $60 million a year ago.

Liquidity and Debt
The cash balance at the end of the quarter was $301 million compared to $61 million a year ago, driven by a reduction in inventory due to converting inventory to cash over the last 12 months.

Cash used by operations during the quarter was $25 million compared to $34 million a year ago.
Total debt as of March 30, 2024, and March 25, 2023 was $1.2 billion. The leverage ratio, as defined in Central's credit agreement, at the end of the second quarter was 2.9x compared to 3.3x at the end of the prior year quarter.
Cost and Simplicity Program

Central continues to advance its multi-year Cost and Simplicity program consisting of a pipeline of projects across procurement, manufacturing, logistics, portfolio management and administrative costs to simplify its business and improve efficiency across the organization.
In the second quarter of fiscal 2024, Central initiated the closure of a manufacturing facility in Chico, CA, and began the Southeast consolidation of four distribution locations into one modern facility. As a result, Central incurred $5.3 million of one-time costs, including $2.5 million in cost of goods sold and $2.8 million in selling, general and administrative costs, the majority of which were non-cash.
Fiscal 2024 Guidance
Central continues to expect fiscal 2024 non-GAAP EPS to be $2.00 or better ($2.50 or better before the February 2024 stock dividend).
This outlook reflects uncertain consumer demand and retailer dynamics and an environment of macroeconomic and geopolitical volatility. It includes modest carryover pricing actions to help mitigate inflationary headwinds. This outlook excludes the impact of any acquisitions, divestitures or restructuring activities that may occur during fiscal 2024, including any projects under the Cost and Simplicity program and the recent TDBBS acquisition. Central expects fiscal 2024 capital spending to be approximately $70 million.

Conference Call
Central's senior management will hold a conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its fiscal 2024 second quarter results and provide a general business update. The conference call and related materials can be accessed at http://ir.central.com.
Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) using confirmation #13744528.
About Central Garden & Pet
Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) understands home is central to life and has proudly nurtured happy and healthy homes for over 40 years. With fiscal 2023 net sales of $3.3 billion, Central is on a mission to lead the future of the Pet and Garden industries. The Company’s innovative and trusted products are dedicated to helping lawns grow greener, gardens bloom bigger, pets live healthier, and communities grow stronger. Central is home to a leading portfolio of more than 65 high-quality brands including Amdro®, Aqueon®, Cadet®, Farnam®, Ferry-Morse®, Four Paws®, Kaytee®, K&H®, Nylabone® and Pennington®, strong manufacturing and distribution capabilities, and a passionate, entrepreneurial growth culture. Central is based in Walnut Creek, California, with 6,700 employees primarily across North America. Visit www.central.com to learn more.

Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including statements concerning evolving consumer demand and unfavorable retailer dynamics, anticipated pricing actions, productivity initiatives and estimated capital spending, and earnings guidance for fiscal 2024, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon Central's current expectations and various assumptions. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:
•high inflation and interest rates, and other adverse macro-economic conditions;
•fluctuations in market prices for seeds and grains and other raw materials;
•our inability to pass through cost increases in a timely manner;
•our ability to recruit and retain new members of our management team and employees, including a Chief Executive Officer, to support our businesses;
•fluctuations in energy prices, fuel and related petrochemical costs;

•declines in consumer spending and increased inventory risk during economic downturns;
•reductions in demand for product categories that benefited from the COVID-19 pandemic;
•adverse weather conditions;
•the success of our Central to Home strategy and our Cost and Simplicity program;
•risks associated with our acquisition strategy, including our ability to successfully integrate acquisitions and the impact of purchase accounting on our financial results;
•material weaknesses relating to the internal controls of recently acquired companies;
•seasonality and fluctuations in our operating results and cash flow;
•supply shortages in pet birds, small animals and fish;
•dependence on a small number of customers for a significant portion of our business;
•consolidation trends in the retail industry;
•risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;
•competition in our industries;
•continuing implementation of an enterprise resource planning information technology system;
•potential environmental liabilities;
•risks associated with international sourcing;
•impacts of tariffs or a trade war;
•access to and cost of additional capital;
•potential goodwill or intangible asset impairment;
•our ability to remediate material weaknesses in our internal control over financial reporting;
•our dependence upon our key executives;
•our ability to protect our trademarks and other proprietary rights;
•litigation and product liability claims;
•regulatory issues;
•the impact of product recalls;
•potential costs and risks associated with actual or potential cyberattacks;
•potential dilution from issuance of authorized shares;
•the voting power associated with our Class B stock; and
•the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes.

These risks and others are described in Central’s Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise. Central has not filed its Form 10-Q for the fiscal quarter ended March 30, 2024, so all financial results are preliminary and subject to change.

Investor Relations Contact
Friederike Edelmann
VP, Investor Relations & Corporate Sustainability
(925) 412-6726
fedelmann@central.com

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(Tables Follow)

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts, unaudited)

	March 30, 2024	March 25, 2023	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$301,332	$60,607	$488,730
Restricted cash	14,197	13,475	14,143
Accounts receivable (less allowance for credit losses and customer allowances of $27,677, $28,283 and $25,797)	578,237	564,874	332,890
Inventories, net	914,352	966,900	838,188
Prepaid expenses and other	42,501	48,019	33,172
Total current assets	1,850,619	1,653,875	1,707,123
Plant, property and equipment, net	387,203	395,788	391,768
Goodwill	546,436	546,436	546,436
Other intangible assets, net	480,910	525,301	497,228
Operating lease right-of-use assets	170,849	174,435	173,540
Other assets	104,002	54,963	62,553
Total	$3,540,019	$3,350,798	$3,378,648
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$237,310	$225,311	$190,902
Accrued expenses	267,813	201,286	216,241
Current lease liabilities	51,045	49,082	50,597
Current portion of long-term debt	322	270	247
Total current liabilities	556,490	475,949	457,987
Long-term debt	1,188,955	1,212,053	1,187,956
Long-term lease liabilities	134,723	135,695	135,621
Deferred income taxes and other long-term obligations	147,683	154,854	144,271
Equity:
Common stock, $0.01 par value: 11,077,612, 11,236,635 and 11,077,612 shares outstanding at March 30, 2024, March 25, 2023 and September 30, 2023	111	112	111
Class A common stock, $0.01 par value: 54,659,683, 54,822,098 and 54,472,902 shares outstanding at March 30, 2024, March 25, 2023 and September 30, 2023	547	548	544
Class B stock, $0.01 par value: 1,602,374 shares outstanding at March 30, 2024, March 25, 2023 and September 30, 2023	16	16	16
Additional paid-in capital	592,136	587,243	594,282
Retained earnings	920,803	786,776	859,370
Accumulated other comprehensive loss	(2,825)	(3,601)	(2,970)
Total Central Garden & Pet Company shareholders’ equity	1,510,788	1,371,094	1,451,353
Noncontrolling interest	1,379	1,153	1,460
Total equity	1,512,167	1,372,247	1,452,813
Total	$3,540,018	$3,350,798	$3,378,648

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	March 30, 2024	March 25, 2023	March 30, 2024	March 25, 2023
Net sales	$900,090	$909,004	$1,534,623	$1,536,667
Cost of goods sold	621,210	649,366	1,076,898	1,105,330
Gross profit	278,880	259,638	457,725	431,337
Selling, general and administrative expenses	185,433	181,597	355,866	352,890
Operating income	93,447	78,041	101,859	78,447
Interest expense	(14,376)	(14,876)	(28,692)	(29,345)
Interest income	2,903	186	7,512	879
Other (expense) income	(171)	595	822	2,294
Income before income taxes and noncontrolling interest	81,803	63,946	81,501	52,275
Income tax expense	19,134	15,268	18,265	12,446
Income including noncontrolling interest	62,669	48,678	63,236	39,829
Net income attributable to noncontrolling interest	682	563	819	147
Net income attributable to Central Garden & Pet Company	$61,987	$48,115	$62,417	$39,682
Net income per share attributable to Central Garden & Pet Company:
Basic	$0.94	$0.73	$0.95	$0.61
Diluted	$0.93	$0.72	$0.93	$0.59
Weighted average shares used in the computation of net income per share:
Basic	65,638	65,554	65,526	65,576
Diluted	66,831	66,918	66,815	66,900

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Six Months Ended
	March 30, 2024	March 25, 2023
Cash flows from operating activities:
Net income	$63,236	$39,829
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	45,357	43,801
Amortization of deferred financing costs	1,340	1,349
Non-cash lease expense	25,753	25,369
Stock-based compensation	8,927	13,327
Deferred income taxes	2,673	7,486
Other operating activities	1,811	136
Change in assets and liabilities (excluding businesses acquired):
Accounts receivable	(240,408)	(187,745)
Inventories	(59,263)	(27,152)
Prepaid expenses and other assets	(7,492)	(3,868)
Accounts payable	41,475	15,421
Accrued expenses	46,785	(462)
Other long-term obligations	673	(21)
Operating lease liabilities	(25,169)	(24,542)
Net cash used by operating activities	(94,302)	(97,072)
Cash flows from investing activities:
Additions to plant, property and equipment	(19,478)	(30,228)
Payments to acquire companies, net of cash acquired	(59,818)	—
Investments	(850)	(500)
Other investing activities	(140)	(100)
Net cash used in investing activities	(80,286)	(30,828)
Cash flows from financing activities:
Repayments of long-term debt	(159)	(182)
Borrowings under revolving line of credit	—	48,000
Repayments under revolving line of credit	—	(23,000)
Repurchase of common stock, including shares surrendered for tax withholding	(12,055)	(16,165)
Payment of contingent consideration liability	(57)	(12)
Distribution to noncontrolling interest	(900)	—
Net cash (used) provided by financing activities	(13,171)	8,641
Effect of exchange rate changes on cash, cash equivalents and restricted cash	415	1,157
Net decrease in cash, cash equivalents and restricted cash	(187,344)	(118,102)
Cash, cash equivalents and restricted cash at beginning of period	502,873	192,184
Cash, cash equivalents and restricted cash at end of period	$315,529	$74,082
Supplemental information:
Cash paid for interest	$28,695	$29,343
Cash paid for income taxes	$13,775	$1,889
New operating lease right of use assets	$24,652	$13,776

Use of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, to supplement the financial results prepared in accordance with GAAP, we use non-GAAP financial measures including non-GAAP net income and diluted net income per share, non-GAAP operating income, adjusted EBITDA and organic net sales. Management uses these non-GAAP financial measures that exclude the impact of specific items (described below) in making financial, operating and planning decisions and in evaluating our performance. Also, Management believes that these non-GAAP financial measures may be useful to investors in their assessment of our ongoing operating performance and provide additional meaningful comparisons between current results and results in prior operating periods. While Management believes that non-GAAP measures are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results.
Adjusted EBITDA is defined by us as income before income tax, net other expense, net interest expense and depreciation and amortization and stock-based compensation expense (or operating income plus depreciation and amortization expense and stock-based compensation expense). Adjusted EBITDA further excludes one-time charges related to facility closures. We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplemental measure in evaluating the cash flows and performance of our business and provides greater transparency into our results of operations. Adjusted EBITDA is used by our management to perform such evaluations. Adjusted EBITDA should not be considered in isolation or as a substitute for cash flow from operations, income from operations or other income statement measures prepared in accordance with GAAP. We believe that adjusted EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present adjusted EBITDA when reporting their results. Other companies may calculate adjusted EBITDA differently and it may not be comparable.
The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below.
Non-GAAP financial measures reflect adjustments based on the following items:
•Facility closures: we have excluded the impact of the closure of our garden controls manufacturing facility in Chico, California and the Southeast consolidation of our distribution facilities as they represent infrequent transactions that occur in limited circumstances that impact the comparability between operating periods. We believe the adjustment of closure and network optimization costs supplements the GAAP information with a measure that may be used to assess the sustainability of our operating performance.
From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.
(1)During the second quarter of fiscal 2024, we recognized incremental expense of $5.3 million in the consolidated statement of operations, from the closure of a manufacturing facility in Chico, California and the consolidation of our Southeast distribution network.

Net Income and Diluted Net Income Per Share Reconciliation		GAAP to Non-GAAP Reconciliation Three Months Ended		GAAP to Non-GAAP Reconciliation Six Months Ended
		March 30, 2024	March 25, 2023	March 30, 2024	March 25, 2023
		(in thousands, except per share amounts)
GAAP net income attributable to Central Garden & Pet Company		$61,987	$48,115	$62,417	$39,682
Facility closures	(1)	5,270	—	5,270	—
Tax effect of facility closures		(1,233)	—	(1,233)	—
Non-GAAP net income attributable to Central Garden & Pet Company		$66,024	$48,115	$66,454	$39,682
GAAP diluted net income per share		$0.93	$0.72	$0.93	$0.59
Non-GAAP diluted net income per share		$0.99	$0.72	$0.99	$0.59
Shares used in GAAP and non-GAAP diluted net earnings per share calculation		66,831	66,918	66,815	66,900

Operating Income Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended March 30, 2024			Six Months Ended March 30, 2024
	GAAP	Facility closures (1)	Non-GAAP	GAAP	Facility closures (1)	Non-GAAP
	(in thousands)
Net sales	$900,090	$—	$900,090	$1,534,623	$—	$1,534,623
Cost of goods sold and occupancy	621,210	2,527	618,683	1,076,898	2,527	1,074,371
Gross profit	$278,880	$(2,527)	$281,407	$457,725	$(2,527)	$460,252
Selling, general and administrative expenses	185,433	2,743	182,690	355,866	2,743	353,123
Income from operations	$93,447	$(5,270)	$98,717	$101,859	$(5,270)	$107,129

Garden Segment Operating Income Reconciliation		GAAP to Non-GAAP Reconciliation Three Months Ended		GAAP to Non-GAAP Reconciliation Six Months Ended
		March 30, 2024	March 25, 2023	March 30, 2024	March 25, 2023
		(in thousands)		(in thousands)
GAAP operating income		$57,066	$49,619	$48,180	$38,799
Facility closures	(1)	5,270	—	5,270	—
Non-GAAP operating income		$62,336	$49,619	$53,450	$38,799
GAAP operating margin		13.6%	11.4%	7.5%	6.0%
Non-GAAP operating margin		14.8%	11.4%	8.3%	6.0%

Organic Net Sales Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended March 30, 2024			Six Months Ended March 30, 2024
	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic
	(in millions)
Q2 FY 24	$900.1	$19.3	$880.8	$1,534.6	$32.5	$1,502.1
Q2 FY 23	909.0	21.9	887.1	1,536.7	31.5	1,505.2
$ decrease	$(8.9)		$(6.3)	$(2.1)		$(3.1)
% decrease	(1.0)%		(0.7)%	(0.1)%		(0.2)%

Organic Pet Segment Net Sales Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended March 30, 2024			Six Months Ended March 30, 2024
	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic
	(in millions)
Q2 FY 24	$480.2	$19.3	$460.9	$889.4	$32.5	$856.9
Q2 FY 23	475.2	—	475.2	891.0	—	891.0
$ increase (decrease)	$5.0		$(14.3)	$(1.6)		$(34.1)
% increase (decrease)	1.1%		(3.0)%	(0.2)%		(3.8)%

Organic Garden Segment Net Sales Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended March 30, 2024			Six Months Ended March 30, 2024
	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic	Net sales (GAAP)	Effect of acquisitions & divestitures on net sales	Net sales organic
	(in millions)
Q2 FY 24	$419.9	$—	$419.9	$645.2	$—	$645.2
Q2 FY 23	433.8	21.9	411.9	645.7	31.5	614.2
$ increase (decrease)	$(13.9)		$8.0	$(0.5)		$31.0
% increase (decrease)	(3.2)%		1.9%	(0.1)%		5.0%

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Three Months Ended March 30, 2024
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$61,987
Interest expense, net		—	—	—	11,473
Other expense		—	—	—	171
Income tax expense		—	—	—	19,134
Net income attributable to noncontrolling interest		—	—	—	682
Income (loss) from operations		$62,659	$57,066	$(26,278)	$93,447
Depreciation & amortization		11,124	11,014	674	22,812
Noncash stock-based compensation		—	—	2,907	2,907
Facility closures	(1)	—	5,270	—	5,270
Adjusted EBITDA		$73,783	$73,350	$(22,697)	$124,436

Adjusted EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation
	Three Months Ended March 25, 2023
	Pet	Garden	Corporate	Total
	(in thousands)
Net income attributable to Central Garden & Pet Company	$—	$—	$—	$48,115
Interest expense, net	—	—	—	14,690
Other income	—	—	—	(595)
Income tax expense	—	—	—	15,268
Net income attributable to noncontrolling interest	—	—	—	563
Income (loss) from operations	$55,255	$49,619	$(26,833)	$78,041
Depreciation & amortization	10,474	10,818	817	22,109
Noncash stock-based compensation	—	—	6,750	6,750
Adjusted EBITDA	$65,729	$60,437	$(19,266)	$106,900

Adjusted EBITDA Reconciliation		GAAP to Non-GAAP Reconciliation
		Six Months Ended March 30, 2024
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$62,417
Interest expense, net		—	—	—	21,180
Other income		—	—	—	(822)
Income tax expense		—	—	—	18,265
Net income attributable to noncontrolling interest		—	—	—	819
Income (loss) from operations		$106,047	$48,180	$(52,368)	$101,859
Depreciation & amortization		21,922	22,020	1,415	45,357
Noncash stock-based compensation		—	—	8,927	8,927
Facility closures	(1)	—	5,270	—	5,270
Adjusted EBITDA		$127,969	$75,470	$(42,026)	$161,413

Adjusted EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation
	Six Months Ended March 25, 2023
	Pet	Garden	Corporate	Total
	(in thousands)
Net income attributable to Central Garden & Pet Company	$—	$—	$—	$39,682
Interest expense, net	—	—	—	28,466
Other income	—	—	—	(2,294)
Income tax expense	—	—	—	12,446
Net income attributable to noncontrolling interest	—	—	—	147
Income (loss) from operations	$94,810	$38,799	$(55,162)	$78,447
Depreciation & amortization	20,586	21,660	1,555	43,801
Noncash stock-based compensation	—	—	13,327	13,327
Adjusted EBITDA	$115,396	$60,459	$(40,280)	$135,575